Exhibit 99.1

Chrysler Group LLC Reports July 2011 U.S. Sales Increased 20 Percent; Best

July Sales Since 2007

•	Retail sales grow 33 percent in July compared with same month a year ago

•	July marks the 16th-consecutive month of year-over-year sales gains

•	Jeep® brand sales up 46 percent compared with sales in July 2010

•	Jeep Wrangler sets a monthly sales record with 14,355 units sold

•	All five Jeep brand models post July sales percentage increases, led by the all-new 2011 Jeep Compass, whose sales were up 240 percent versus a year ago

•	New Chrysler 200 mid-size sedan sales up 111 percent in July compared with sales of its predecessor a year ago

•	Sales of Chrysler brand cars – the Chrysler 200 and the all-new 2011 Chrysler 300 full-size sedan – increase a combined 66 percent versus July 2010

•	Fiat 500 sales increase 68 percent compared with the previous month of June 2011

•	Dodge Challenger, Charger and Durango top their segments in J.D. Power and Associates 2011 APEAL StudySM

•	New SRT brand launches the all-new, high-performance, technologically-advanced 2012 Jeep Grand Cherokee SRT8, Chrysler 300 SRT8, Dodge Charger SRT8 and Dodge Challenger SRT8 392

•	2011 Ram 1500 is named Best Full-Size Pickup by U.S. News & World Report

Auburn Hills, Mich., Aug. 2, 2011 — Chrysler Group LLC today reported U.S. sales of 112,026, a 20 percent increase compared with sales in July 2010 (93,313 units), and the best July sales since 2007.

All Jeep® brand models contributed to the 20 percent July sales increase, including the iconic 2011 Jeep Wrangler, which set an all-time sales record, and the new 2011 Jeep Compass compact SUV with a 240 percent sales increase, the largest year-over-year sales gain of any Chrysler Group model.

All five Jeep brand models posted a sales increase in July compared with the same month a year ago. All Jeep models currently in production have posted year-over-year sales gains every month this year.

Also contributing significantly to the July sales gain were the new 2012 Fiat 500 city car, the all-new 2011 Dodge Durango three-row sport utility, and the 2011 Chrysler 200 mid-size sedan, star of the Chrysler brand’s award-winning “Born of Fire” Super Bowl commercial.

“In a market that remains tougher than a cheap steak, we were able to produce our highest retail sales in more than three years,” said Reid Bigland, President and CEO – Dodge Brand and Head of U.S. Sales. “I think that statistic is the ultimate testament to the progress we have made with our product in the areas of fuel economy, quality and design.”

The Chrysler, Jeep and Dodge brands each posted year-over-year sales gains in July, while the Fiat brand registered a 68 percent increase compared with the previous month of June 2011. Chrysler Group’s car sales increased 28 percent in July, while truck sales were up 18 percent compared with the same month a year ago.

Chrysler Group finished the month with a 72-day supply of inventory (308,880 units). U.S. industry sales figures for July are projected at an estimated 12.4 million SAAR.

July 2011 U.S. Sales Highlights by Brand

Jeep® Brand

The Jeep brand continues its strong performance this year by posting a 46 percent sales increase in July, the brand’s best sales volume month since March 2008 and its 15th-consecutive month of year-over-year sales gains. All five Jeep brand models posted a sales increase compared with the same month a year ago.

The Jeep Wrangler was the best-selling Jeep model in July. Wrangler’s record sales volume of 14,355 units in July was second only to the Ram pickup truck. Jeep enthusiasts learned in July that they now can transform their four-door Jeep Wrangler Unlimited into a two-door pickup truck with a new kit from Mopar®. The Mopar JK-8 conversion kit costs $5,499 and can be ordered through Mopar at Chrysler, Jeep, Dodge and Ram Truck dealerships.

The new Jeep Compass, with its unsurpassed compact SUV 4x4 fuel economy (28 mpg), posted a 240 percent sales increase, the largest year-over-year percentage sales gain of any Chrysler Group model in July. Sales of the all-new Jeep Grand Cherokee were up 76 percent versus the same month in 2010. July marks the 11th-consecutive year-over-year sales gain by the award winning Grand Cherokee. Since its introduction, the 2011 Grand Cherokee has captured 30 awards from an array of opinion-leading publications, television and online media outlets, journalist associations and industry organizations, making it the most awarded SUV ever.

The most powerful, technologically advanced, high-performance Jeep vehicle ever – the all-new 2012 Jeep Grand Cherokee SRT8 –arrives later this summer with a combination of Jeep’s legendary capability and utility, merged with the renowned advanced performance engineering from Chrysler Group’s Street and Racing Technology (SRT) team.

Chrysler Brand

Chrysler brand sales increased 5 percent in July, driven by sales of the all-new Chrysler 300 full-size sedan and the new Chrysler 200 mid-size sedan. Sales of the Chrysler 200, star of the award-winning “Born of Fire” Super Bowl commercial, increased 111 percent in July compared with sales a year ago by the model’s previous generation. Sales of the Chrysler 300 were up 6 percent in July, compared to the same month a year ago. Chrysler brand car sales – combined sales of the Chrysler 200 and Chrysler 300 – increased 66 percent in July compared with the same month in 2010.

The Chrysler brand introduced in July its all-new 2012 Chrysler 300 SRT8. With its 6.4-liter HEMI® V-8, the Chrysler 300 SRT8 is the ultimate combination of world-class luxury and performance in the most powerful, best-handling Chrysler brand sedan ever.

Dodge Brand

The Dodge brand posted a 9 percent sales increase in July compared with the same month in 2010.

The Dodge brand earned three awards as the Dodge Challenger, Charger and Durango led their segments in the J.D. Power and Associates 2011 Automotive Performance, Execution and Layout (APEAL) StudySM. The Charger ranked highest in the Large Car segment and was the most improved model in the industry. The Challenger scored highest in the Midsize Sporty Car class and Durango took the top spot in the Midsize Crossover/SUV segment.

The Dodge brand in July introduced the 2012 Dodge Charger SRT8 and the 2012 Dodge Challenger SRT8 392. The Charger SRT8 makes a return to the performance car market in 2012, bringing intelligent performance features and more power to the brand’s iconic four-door fastback coupe. The Challenger SRT8 392 adds even more high-tech performance features to solidify its place as the brand’s ultimate modern American rear-wheel-drive muscle coupe.

Ram Truck Brand

The Ram pickup truck is up 26 percent year to date compared to the same period in 2010. U.S. News & World Report has ranked the 2011 Ram 1500 as the best full-size pickup. In the publication’s ranking of top vehicle choices, Ram 1500 scored the highest among the eight full-size pickups available to U.S. buyers. The rankings are based on an in-depth analysis by U.S. News editors of published vehicle ratings, reviews and test drives. Ram drew praise for its interior comfort, class-leading handling and HEMI V-8 performance. The U.S. News editors said that the Ram 1500’s smooth, car-like ride, well-designed and comfortable interior and powerful V-8 engines make it a top pick in its class.

Also in July, the Ram 1500 was named Edmunds.com 2011 Consumers Top Rated® Large Light-Duty Truck.

July 2011 U.S. Sales Highlights

•	Jeep brand sales (38,691 units) increased 46 percent compared with the same month last year (26,466 units)

•	Jeep Wrangler sales (14,355 units) increased 43 percent versus July 2010 (10,043 units), an all-time sales record

•	Jeep Grand Cherokee sales (9,499 units) improved 76 percent compared with July last year (5,407 units)

•	Sales of the new 2011 Jeep Compass (4,430 units) were up 240 percent versus July 2010 (1,302 units)

•	Jeep Liberty sales (5,809 units) increased 19 percent compared with July last year (4,893 units)

•	Jeep Patriot (4,598 units) posted a 7 percent year-over-year sales increase

•	Dodge brand sales (33,653 units) were up 9 percent in July versus the same month a year ago (30,916 units)

•	Dodge Caliber sales (3,305 units) improved 14 percent versus July 2010 (2,904 units)

•	Sales of the new 2011 Chrysler 200 (6,509 units) were up 111 percent compared with sales of the model’s previous generation (3,092 units) in July a year ago

•	Sales of the Chrysler 300 (2,415 units) increased 6 percent in July versus the same month a year ago

•	Fiat 500 sales (3,038 units) were up 68 percent versus sales during the previous month of June 2011

•	Chrysler Group truck sales (84,266 units) improved 18 percent compared with July 2010 (71,584 units)

•	Chrysler Group car sales (27,760 units) were up 28 percent versus July 2010 (21,729 units)

Chrysler Group LLC U.S. Sales Summary Thru July 2011

	Month Sales		Vol % Change	Sales CYTD		Vol % Change
Model	Curr Yr	Pr Yr		Curr Yr	Pr Yr
500	3,038	0	0%	7,982	0	0%
FIAT BRAND	3,038	0	0%	7,982	0	0%

200	6,509	0	0%	38,980	0	0%
Sebring	0	3,092	-100%	2,380	24,457	-90%
300	2,415	2,282	6%	16,096	23,159	-30%
PT Cruiser	0	1,235	-100%	1,328	6,152	-78%
Aspen	0	0	0%	0	30	-100%
Town & Country	6,503	8,083	-20%	52,711	69,020	-24%
CHRYSLER BRAND	15,427	14,692	5%	111,495	122,818	-9%

Compass	4,430	1,302	240%	25,191	11,310	123%
Patriot	4,598	4,305	7%	33,751	20,684	63%
Wrangler	14,355	10,043	43%	67,591	56,192	20%
Liberty	5,809	4,893	19%	37,109	27,077	37%
Grand Cherokee	9,499	5,407	76%	63,869	30,869	107%
Commander	0	516	-100%	104	7,105	-99%
JEEP BRAND	38,691	26,466	46%	227,615	153,237	49%

Caliber	3,305	2,904	14%	24,810	26,485	-6%
Avenger	3,626	3,697	-2%	34,099	32,098	6%
Charger	5,344	6,023	-11%	43,185	51,808	-17%
Challenger	3,509	3,695	-5%	23,670	21,361	11%
Viper	14	36	-61%	128	210	-39%
Journey	4,180	4,610	-9%	31,285	30,401	3%
Caravan	6,485	7,755	-16%	63,455	57,678	10%
Nitro	1,826	2,186	-16%	13,984	11,296	24%
Durango	5,364	10	53540%	28,935	46	62802%
DODGE BRAND	33,653	30,916	9%	263,551	231,383	14%

Dakota	906	1,088	-17%	9,106	7,867	16%
Ram P/U	20,311	20,138	1%	132,209	105,007	26%
Sprinter	0	13	-100%	0	220	-100%
RAM BRAND	21,217	21,239	0%	141,315	113,094	25%

TOTAL DODGE	54,870	52,155	5%	404,866	344,477	18%

TOTAL CHRYSLER GROUP LLC	112,026	93,313	20%	751,958	620,532	21%

TOTAL CAR	27,760	21,729	28%	191,330	179,578	7%
TOTAL TRUCK	84,266	71,584	18%	560,628	440,954	27%

Selling Days	26	27		178	178